Exhibit 24

POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints each of Cathleen Anderson, Remie Solano, Jim Sullivan and Mike Forman, as the undersigned’s true and lawful attorneys-in-fact to, execute and deliver in his name and on his behalf whether the undersigned is acting individually or as representative of others, any and all filings required to be made under the Securities Exchange Act of 1934, (as amended, the “Act”), with respect to securities which may be deemed to be beneficially owned by the undersigned under the Act, giving and granting unto  each said attorney-in-fact power and authority to act in the premises as fully and to all intents and purposes as the undersigned might or could do if personally present by one of its authorized signatories, hereby ratifying and confirming all that said attorney-in-fact shall lawfully do or cause to be done by virtue hereof.

THIS POWER OF ATTORNEY shall remain in full force and effect until either revoked in writing by the undersigned or until such time as the person or persons to whom power of attorney has been hereby granted cease(s) to be an employee of CrowdStrike Holdings, Inc. or one of its affiliates.

IN WITNESS WHEREOF, the undersigned has duly subscribed these presents as of May 22, 2020.

GEORGE KURTZ

/s/ George Kurtz